Exhibit 99.1

Contact:	Michael Kirshbaum	The Advisory Board Company
	Chief Financial Officer	2445 M Street, N.W.
	c/o Bianca Alonso	Washington, D.C. 20037
	202.266.5803	www.advisory.com
IR@advisory.com

THE ADVISORY BOARD COMPANY REPORTS RESULTS FOR

QUARTER ENDED JUNE 30, 2016

Company Reports Quarterly Revenue of $198 Million and Contract Value of $775 Million; Raises Annual Guidance

Company Reports Strong Performance from Royall through Key Selling Season

WASHINGTON, D.C. — (July 27, 2016) — The Advisory Board Company (NASDAQ: ABCO), a leading provider of insight-driven technology, research, and services for organizations in transforming industries, today announced financial results for the quarter ended June 30, 2016.

Highlights from the second quarter of 2016 are as follows (all comparisons are to the quarter ended June 30, 2015):

GAAP Highlights:

•	Revenue of $198.4 million, an increase of 8.1%

•	Net income of $7.5 million, a decrease of 2.2%

•	Earnings per diluted share of $0.18, unchanged

Non-GAAP and Other Highlights:

•	Contract value of $774.9 million, an increase of 5%

•	Adjusted EBITDA of $47.7 million, an increase of 5%

•	Non-GAAP earnings per diluted share of $0.47, an increase of 21%

Robert Musslewhite, Chairman and Chief Executive Officer of The Advisory Board Company, commented, “At the close of the June quarter, I am pleased that the company is performing well against expectations for the year and that we continue to make progress on our key strategic initiatives. In particular, the performance of the Royall & Company business has improved substantially over the course of the last year. Strong member attachment to Royall’s data and insight-driven capabilities is not only playing out in the Royall financial results, but is also contributing significantly to our overall relationships with colleges and universities because we are able to serve them in a more robust way across the student lifecycle. As a result, we are set up for solid mid-teens revenue growth in Royall across the next fiscal year, and now have the robust growth platform we envisioned when we acquired the business last year.”

Mr. Musslewhite concluded, “Given the complexity members face today in both of the markets we serve, the need for our help remains acute, and we continue to deliver deep value to both our health care and education members. This member value is driven first and foremost by our passionate and dedicated people. We are committed to their engagement, development, opportunity, and growth, and were excited that for the eighth year running we were honored as one of Modern Healthcare’s Best Places to Work. We view this honor as a tangible reminder of the importance of our ongoing investment in our employees and their hard work to make the critical improvements needed today in health care, education, and our communities.”

Second Quarter Financial Review

Revenue increased 8% to $198.4 million for the quarter ended June 30, 2016, up from $183.6 million for the quarter ended June 30, 2015. Contract value increased 5% to $774.9 million as of June 30, 2016, up from $741.7 million as of June 30, 2015.

Net income was $7.5 million, or $0.18 per diluted share, for the quarter ended June 30, 2016, compared to net income of $7.7 million, or $0.18 per diluted share, for the quarter ended June 30, 2015. Adjusted net income was $19.0 million for the quarter ended June 30, 2016, up from $16.9 million for the quarter ended June 30, 2015. Non-GAAP earnings per diluted share was $0.47 for the quarter ended June 30, 2016, up from $0.39 for the quarter ended June 30, 2015.

Adjusted EBITDA increased 5% to $47.7 million for the quarter ended June 30, 2016, up from $45.6 million for the quarter ended June 30, 2015.

Adjusted net income, non-GAAP earnings per diluted share, and adjusted EBITDA are non-GAAP financial measures.

Year-to-Date Financial Review

Revenue increased 10% to $399.1 million for the six-month period ended June 30, 2016, up from $362.9 million for the six-month period ended June 30, 2015. Net income was $17.8 million, or $0.43 per diluted share, for the six-month period ended June 30, 2016, compared to a net loss of $14.4 million, or $0.35 per diluted share, for the six-month period ended June 30, 2015. Adjusted EBITDA was $95.1 million for the six-month period ended June 30, 2016, up from $84.5 million for the six-month period ended June 30, 2015. Adjusted net income was $38.4 million for the six-month period ended June 30, 2016, up from $29.4 million for the six-month period ended June 30, 2015. Non-GAAP earnings per diluted share was $0.93 for the six-month period ended June 30, 2016, compared to $0.70 for the six-month period ended June 30, 2015.

Share Repurchase

During the quarter ended June 30, 2016, the Company repurchased approximately 803,000 shares of its common stock at a total cost of $26.2 million. Since 2004, the Company has repurchased approximately 19.6 million shares of its common stock at a total cost of $505.5 million. As of June 30, 2016, the Company had $44.5 million remaining on its share repurchase authorization.

Outlook for Calendar Year 2016

The Company is raising its financial guidance for calendar year 2016. The Company expects revenue to be in a range of $817 million to $830 million, revised from a previous range of $810 million to $830 million. The Company expects adjusted EBITDA to be in a range of $190 million to $195 million, revised from a previous range of $188 million to $195 million, and non-GAAP earnings per diluted share to be in a range of $1.83 to $1.90, revised from a previous range of $1.63 to $1.73. For the year, the Company expects stock-based compensation expense to be approximately $32 million, interest expense to be approximately $19 million, amortization of acquisition-related intangible assets to be approximately $29 million, amortization of non-acquisition related assets to be approximately $50 million, capital expenditures to be approximately $60 million, share count to be approximately 41 million, and effective tax rate to be in a range of 38%-40%.

Conference Call Information

As previously announced, the Company will hold a conference call to discuss its second quarter performance this evening, July 27, 2016, at 5:30 p.m. Eastern Time. The conference call will be available via live webcast on the Company’s website at www.advisory.com/IR. To participate by telephone, the dial-in number is 888.336.7150. Participants are advised to dial in at least five minutes prior to the call to register. The webcast will be archived for seven days from 8:00 p.m. Eastern Time on Wednesday, July 27, 2016, until 11:00 p.m. Eastern Time on Wednesday, August 3, 2016. The Company invites all interested parties to attend the conference call, including the lenders under the Company’s senior secured credit facilities.

A supplemental presentation of information complementary to the information presented in this release and that will be discussed on the conference call will be made available on the Company’s website at www.advisory.com/IR prior to the conference call and will be archived for the same duration as the webcast.

About The Advisory Board Company

The Advisory Board Company is a best practices firm that uses a combination of research, technology, and consulting to improve the performance of 5,500+ health care organizations and educational institutions. Headquartered in Washington, D.C., with offices worldwide, The Advisory Board Company forges and finds the best new ideas and proven practices from its network of thousands of leaders, then customizes and hardwires them into every level of member organizations, creating enduring value. For more information, visit www.advisory.com.

Non-GAAP Financial Measures

This news release presents information about the Company’s historical and expected non-GAAP earnings per diluted share and adjusted EBITDA, as well as the Company’s historical adjusted revenue, adjusted net income, adjusted effective tax rate, and adjusted weighted average common shares outstanding-diluted, all of which are non-GAAP financial measures provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). A reconciliation of each of the foregoing historical non-GAAP financial measures to the most directly comparable historical GAAP financial measures is provided in the accompanying tables found at the end of this release for each of the fiscal periods indicated.

No reconciliation of the Company’s expected adjusted EBITDA and non-GAAP earnings per diluted share for 2016 is included in this news release. Both of these non-GAAP financial measures exclude the impact and tax-effected impact of M&A-related charges, stock-based compensation expense, and other fair value and non-cash charges. The Company is not able, without unreasonable efforts, to accurately forecast this reconciling information at the level of precision that would be required to be included in the most directly comparable GAAP financial measures.

Caution Regarding Forward-Looking Statements

Statements in this news release that relate to future results and events are forward-looking statements and are based on the Company’s expectations as of the date of this news release. In some cases, you can identify these statements by such forward-looking words as “anticipate,” “believe,” “estimate,” “expect,” “guidance,” “intend,” “may,” “outlook,” “plan,” “potential,” “should,” “will,” “would,” or similar words or expressions. Forward-looking statements in this news release include the Company’s expectations regarding its performance and results for fiscal 2016 with respect to revenue, adjusted EBITDA, non-GAAP earnings per diluted share, stock-based compensation expense, interest expense, amortization of acquisition-related intangible assets, amortization of non-acquisition related assets, capital expenditures, and the Company’s effective tax rate.

Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties, and other factors, including those relating to: factors that adversely affect the financial condition of the health care and education industries; federal and state law and regulations governing the health care and education industries and our members’ and our respective compliance with those applicable laws and regulations; effects of federal and state privacy and security laws and cyberattacks and other data security breaches; liability for failure to provide accurate information or for deficient submissions to third party payors; compliance with federal and state laws governing healthcare fraud and abuse or reimbursement; the Company’s ability to attract new members, obtain renewals from existing members, and sell additional products and services; maintenance of the Company’s reputation and expansion of its name recognition; the Company’s ability to offer new and valuable products and services; effects of competition; the Company’s ability to maintain a highly-skilled workforce; unsuccessful design or implementation of our software or delivery of our consulting and management services; delays in generating revenue; disruptions in service or operational failures at our data centers or at other service provider locations; ability to collect and maintain member and third party data and to obtain proper permissions and waivers for use and disclosure of information received from members or on their behalf; maintenance of third-party providers and strategic alliances and entry into new alliances; ability to license, integrate, and access third-party technologies and data; potential liability claims; protection of the Company’s intellectual property; claims of infringement, misappropriation, or violation of proprietary rights of third parties; limitations associated with use of open source technology; estimates and assumptions used to prepare the Company’s consolidated financial statements and any changes made to those estimates; any significant increase in bad debt in excess of recorded estimates; failure to realize the anticipated benefits of the Company’s acquisition of Royall; the inability to integrate successfully the operations of Royall and other acquisitions into the Company’s business; business and financial risks associated with the pursuit of acquisition opportunities; any significant additional impairment of the Company’s goodwill; the Company’s ability to realize a return on its strategic investments; potential imposition of sales and use taxes on sales of the Company’s services; the Company’s ability to realize fully its deferred tax assets; the potential effects of changes in, or interpretations of, tax rules on our effective tax rates; inherent limitations in, and the potential impact of any failure to maintain, effective internal control over financial reporting; effects of issuance of additional capital stock; provisions in the Company’s charter and bylaws that could discourage takeover attempts; and limitations caused by our level of debt, interest payment obligations, and covenants under our senior credit agreement.

This list of risks, uncertainties, and other factors is not complete. The Company discusses some of these matters more fully, as well as certain risk factors that could affect the Company’s business, financial condition, results of operations, and prospects, in its filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2015, quarterly reports on Form 10-Q, and current reports on Form 8-K. These filings are available for review through the Securities and Exchange Commission’s website at www.sec.gov. Any or all forward-looking statements the Company makes may turn out to be wrong, and can be affected by inaccurate assumptions the Company might make or by known or unknown risks, uncertainties, and other factors, including those identified in this news release. Accordingly, you should not place undue reliance on the forward-looking statements made in this news release, which speak only as of its date. The Company does not undertake to update, and expressly disclaims any duty to update, its forward-looking statements, whether as a result of circumstances or events that arise after the date they are made, new information, or otherwise.

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Reconciliation of Non-GAAP Financial Measures

This news release presents information about the Company’s adjusted revenue, adjusted EBITDA, adjusted net income, non-GAAP earnings per diluted share, adjusted effective tax rate, and adjusted weighted average common shares outstanding-diluted, which are non-GAAP financial measures provided as a complement to the results provided in accordance with GAAP.

A reconciliation of each of the foregoing historical non-GAAP financial measures to the most directly comparable historical GAAP financial measures is provided below for each of the fiscal periods indicated.

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue	$198,382	$183,583	$399,117	$362,905
Effect on revenue of fair value adjustments to acquisition-related deferred revenue	—	6,617	—	12,499

Adjusted revenue	$198,382	$190,200	$399,117	$375,404

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net income (loss)	$7,495	$7,666	$17,834	$(14,406)
Effect on revenue of fair value adjustments to acquisition-related deferred revenue	—	6,617	—	12,499
Equity in loss (income) of unconsolidated entities	411	(4,000)	445	(1,621)
Provision for income taxes	4,870	3,372	10,533	3,094
Interest expense	4,389	5,154	9,210	10,766
Other expense, net	923	128	862	1,247
Loss on financing activities	—	—	—	17,398
Depreciation and amortization	18,917	18,499	38,684	35,773
Acquisition and similar transaction charges	—	961	—	6,610
Fair value adjustments to acquisition-related earn-out liabilities	1,775	(1,427)	705	(1,083)
Build-to-suit land rent	995	—	1,871	—
Vacation accrual adjustment	—	—	—	(850)
Stock-based compensation expense	7,965	8,631	14,947	15,036

Adjusted EBITDA	$47,740	$45,601	$95,091	$84,463

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net income (loss)	$7,495	$7,666	$17,834	$(14,406)
Effect of adjusted tax rate on net income (loss)	—	332	—	8,861
Effect on revenue of fair value adjustments to acquisition-related deferred revenue, net of tax	—	3,758	—	7,046
Equity in loss (income) of unconsolidated entities	411	(4,000)	445	(1,621)
Amortization of acquisition-related intangibles, net of tax	4,437	4,562	9,116	8,782
Loss on financing activities, net of tax	—	—	—	9,725
Acquisition and similar transaction charges, net of tax	—	546	—	3,704
Fair value adjustments to acquisition-related earn-out liabilities, net of tax	1,099	(811)	407	(619)
Gain on investment in common stock warrants, net of tax	—	(40)	—	(40)
Build-to-suit land rent, net of tax	616	—	1,183	—
Vacation accrual adjustment, net of tax	—	—	—	(475)
Stock-based compensation expense, net of tax	4,930	4,902	9,447	8,483

Adjusted net income	$18,988	$16,915	$38,432	$29,440

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net income (loss) per share - diluted	$0.18	$0.18	$0.43	$(0.35)
Effect of adjusted tax rate on net income (loss)	—	0.01	—	0.22
Effect of adjusted weighted average common shares outstanding – diluted on (loss) earnings per share	—	—	—	0.01
Effect on revenue of fair value adjustments to acquisition-related deferred revenue, net of tax	—	0.09	—	0.17
Equity in loss (income) of unconsolidated entities	0.01	(0.09)	0.01	(0.03)
Amortization of acquisition-related intangibles, net of tax	0.11	0.11	0.22	0.21
Loss on financing activities, net of tax	—	—	—	0.23
Acquisition and similar transaction charges, net of tax	—	0.01	—	0.09
Fair value adjustments to acquisition-related earn-out liabilities, net of tax	0.03	(0.02)	0.01	(0.02)
Gain on investment in common stock warrants, net of tax	—	(0.01)	—	(0.01)
Build-to-suit land rent, net of tax	0.02	—	0.03	—
Vacation accrual adjustment, net of tax	—	—	—	(0.01)
Stock-based compensation expense, net of tax	0.12	0.11	0.23	0.19

Non-GAAP earnings per diluted share	$0.47	$0.39	$0.93	$0.70

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Effective tax rate	38.1%	47.9%	36.6%	(23.9%)
Effect on tax rate of Washington, D.C. tax law change, including write-off of Washington, D.C. income tax credits	—	—	—	73.2%
Effect on tax rate of loss on financing activities	—	0.9%	—	(8.5%)
Effect on tax rate of asset impairment
Effect on tax rate of unconsolidated equity method investment related FIN 48 liability	—	(14.9%)	—	—
Effect on tax rate of Royall acquisition costs and other acquisition-related tax items	—	9.3%	—	2.8%

Adjusted effective tax rate	38.1%	43.2%	36.6%	43.6%

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Weighted average common shares outstanding – diluted	40,570	42,914	41,222	41,686
Diluted shares outstanding (1)	—	—	—	555

Adjusted weighted average common shares outstanding – diluted	40,570	42,914	41,222	42,241

(1)	For non-GAAP purposes the Company has net income and therefore has included diluted shares in its calculation of non-GAAP earnings per diluted share.

THE ADVISORY BOARD COMPANY

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

AND OTHER OPERATING STATISTICS

(In thousands, except per share data)

	Three Months Ended		Selected Growth	Six Months Ended		Selected Growth
	June 30,			June 30,
	2016	2015	Rates	2016	2015	Rates
Statements of Income
Revenue (1)	$198,382	$183,583	8.1%	$399,117	$362,905	10.0%

Cost of services, excluding depreciation and amortization (2) (3) (4)	96,440	92,536		192,389	188,026
Member relations and marketing (2) (3)	32,718	29,375		65,113	60,101
General and administrative (2) (3) (5)	32,219	30,853		64,047	62,527
Depreciation and amortization (6)	18,917	18,499		38,684	35,773

Operating income	18,088	12,320	46.8%	38,884	16,478	136.0%
Other expense
Interest expense	(4,389)	(5,154)		(9,210)	(10,766)
Other expense, net	(923)	(128)		(862)	(1,247)
Loss on financing activities	—	—		—	(17,398)

Total other expense, net	(5,312)	(5,282)		(10,072)	(29,411)

Income (loss) before provision for income taxes and equity in loss of unconsolidated entities	12,776	7,038		28,812	(12,933)
Provision for income taxes	4,870	3,372		10,533	3,094
Equity in loss (income) of unconsolidated entities	(411)	4,000		(445)	1,621

Net income (loss)	$7,495	$7,666		$17,834	$(14,406)

Net income (loss) per share
Basic	$0.19	$0.18		$0.44	$(0.35)
Diluted	$0.18	$0.18		$0.43	$(0.35)

Weighted average common shares outstanding
Basic	40,365	42,440		40,928	41,686
Diluted	40,570	42,914		41,222	41,686

Contract Value (at end of period)	$774,879	$741,673	4.5%

Percentages of Revenue
Cost of services, excluding depreciation and amortization (2) (3) (4)	48.6%	50.4%		48.2%	51.8%
Member relations and marketing (2) (3)	16.5%	16.0%		16.3%	16.6%
General and administrative (2) (3) (5)	16.2%	16.8%		16.0%	17.2%
Depreciation and amortization (6)	9.5%	10.1%		9.7%	9.9%
Operating income	9.1%	6.7%		9.7%	4.5%
Net income (loss)	3.8%	4.2%		4.5%	-4.0%
(1) Amounts include effect on revenue of fair value adjustments to acquisition-related deferred revenue, as follows:
Revenue	—	6,617		—	12,499
(2) Amounts include stock-based compensation, as follows:
Cost of services	2,493	2,566		4,680	4,458
Member relations and marketing	1,387	1,455		2,501	2,601
General and administrative	4,085	4,610		7,766	7,977
(3) Amounts include Build to suit land expense, as follows:
Cost of services	479	—		905	—
Member relations and marketing	351	—		655	—
General and administrative	165	—		311	—
(4) Amounts include fair value adjustments of acquisition-related earn-out liabilities, as follows:
Cost of services	1,775	(1,427)		705	(1,083)
(5) Amounts include acquisition and transaction related costs, as follows:
General and administrative	—	961		—	6,610
(6) Amounts include amortization of acquisition-related intangibles, as follows:
Depreciation and amortization	7,168	8,031		14,399	15,580

THE ADVISORY BOARD COMPANY

CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2016	December 31, 2015
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$17,487	$71,825
Marketable securities, current	—	—
Membership fees receivable, net	600,496	605,444
Prepaid expenses and other current assets	20,986	22,543

Total current assets	638,969	699,812
Property and equipment, net	187,984	183,057
Intangible assets, net	264,948	274,721
Deferred incentive compensation and other charges	69,641	81,181
Goodwill	740,458	738,200
Investments in unconsolidated entities	—	706
Other non-current assets	1,800	1,800

Total assets	$1,903,800	$1,979,477

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Deferred revenue, current	$568,329	$581,471
Accounts payable and accrued liabilities	64,506	74,879
Accrued incentive compensation	16,765	41,173
Debt, current	51,946	27,743

Total current liabilities	701,546	725,266
Deferred revenue, net of current portion	152,039	173,953
Deferred income taxes, net of current portion	91,047	93,893
Debt, net of current portion	501,015	522,086
Financing obligation	15,054	2,700
Other long-term liabilities	17,157	12,488

Total liabilities	1,477,858	1,530,386

Stockholders’ equity:
Common stock	403	416
Additional paid-in capital	759,832	744,333
Accumulated deficit	(331,625)	(295,860)
Accumulated other comprehensive income	(2,668)	202

Total stockholders’ equity	425,942	449,091

Total liabilities and stockholders’ equity	$1,903,800	$1,979,477

THE ADVISORY BOARD COMPANY

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Six Months Ended June 30,
	2016	2015
Cash flows from operating activities:
Net income (loss)	$17,834	$(14,406)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	38,684	35,774
Loss on financing activities	—	17,398
Amortization of debt issuance costs	826	703
Deferred income taxes	(881)	11,357
Excess tax benefits from stock-based awards	(633)	(2,745)
Stock-based compensation expense	14,947	15,035
(Gain) loss on investment in common stock warrants	—	(70)
Equity in loss of unconsolidated entities	445	(1,621)
Changes in operating assets and liabilities (net of the effect of acquisition):
Membership fees receivable	4,948	(34,872)
Prepaid expenses and other current assets	7,268	(1,994)
Deferred incentive compensation and other charges	11,408	869
Other non-current assets	—	(258)
Deferred revenue	(35,056)	46,655
Accounts payable and accrued liabilities	(10,738)	(10,949)
Acquisition-related earn-out payments	(1,432)	(1,948)
Accrued incentive compensation	(24,408)	(12,031)
Other long-term liabilities	(131)	(5,168)

Net cash provided by operating activities	23,081	41,729

Cash flows from investing activities:
Purchases of property and equipment	(19,877)	(23,285)
Capitalized external-use software development costs	(1,608)	(2,181)
Cash paid for acquisitions, net of cash acquired	(1,900)	(744,193)
Cash paid for investment in unconsolidated entity	—	(3,006)
Sales of marketable securities	—	14,714

Net cash used in investing activities	(23,385)	(757,951)

Cash flows from financing activities:
Proceeds from debt, net	17,000	1,280,292
Pay down of debt	(14,375)	(732,189)
Debt issuance costs	—	(2,568)
Proceeds from issuance of common stock, net of selling costs	—	148,786
Proceeds from issuance of common stock from exercise of stock options	3,100	3,014
Withholding of shares to satisfy minimum employee tax withholding	(3,432)	(6,007)
Proceeds from issuance of stock under employee stock purchase plan	256	263
Acquisition-related earn-out payments	(3,600)	(1,500)
Excess tax benefits from stock-based awards	633	2,745
Purchases of treasury stock	(53,616)	—

Net cash (used in) provided by financing activities	(54,034)	692,836

Net decrease in cash and cash equivalents	(54,338)	(23,386)
Cash and cash equivalents, beginning of period	71,825	72,936

Cash and cash equivalents, end of period	$17,487	$49,550